Exhibit 4.2

SECOND OMNIBUS AMENDMENT

This Second Omnibus Amendment, dated as of December 19, 2007 (this “Omnibus Amendment”) amends (i) that certain Amended and Restated Investor Rights Agreement, dated October 4, 2004, by and among Bayhill Therapeutics, Inc., a Delaware corporation (the “Company”) and the Investors (as defined therein), as amended by the Omnibus Amendment, dated as of February 8, 2006, by and among the Company, the Investors and certain other parties (the “First Omnibus Amendment”) (the “IRA”), (ii) that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated October 4, 2004, by and among the Company, the Investors (as defined therein) and the Major Common Holders (as defined therein), as amended by the First Omnibus Amendment (the “ROFR Agreement”) and (iii) that certain Amended and Restated Voting Agreement, dated October 4, 2004, by and among the Company, the Investors (as defined therein) and the Major Common Holders (as defined therein), as amended by the First Omnibus Amendment (the “Voting Agreement”).

RECITALS

WHEREAS: The Company, the Investors and the Major Common Holders wish to amend the IRA, the ROFR Agreement and the Voting Agreement to permit certain additional purchasers of the Company’s Series B Preferred Stock pursuant to that certain Series B Preferred Stock Purchase Agreement, dated as of the date hereof, by and among the Company and the Purchasers (as defined therein), to become parties to the IRA, the ROFR Agreement and the Voting Agreement.

WHEREAS: Section 3.4 of the IRA provides that the IRA may be amended with the written consent of the Company and holders of a majority of the outstanding Registrable Securities (as defined therein) (the “IRA Amendment Threshold”);

WHEREAS: Section 4.2 of the ROFR Agreement provides that the ROFR Agreement may be amended with the written consent of the Company, holders of a majority of the Common Stock (as defined therein) issued or issuable upon conversion of the Preferred Stock (as defined therein) and holders of a majority of the Major Common Holders’ Shares (as defined therein) (the “ROFR Agreement Amendment Threshold”);

WHEREAS: Section 4.2 of the Voting Agreement provides that the Voting Agreement may be amended with the written consent of the Company, the Major Common Holders (as defined therein) holding a majority of shares of Common Stock (as defined therein) held by such Major Common Holders, and Investors holding a majority of the outstanding shares of Preferred Stock held by all Investors (the “Voting Agreement Amendment Threshold”); and

WHEREAS: The undersigned meet each of the IRA Amendment Threshold, the ROFR Agreement Amendment Threshold and the Voting Agreement Amendment Threshold.

NOW, THEREFORE: In consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. IRA Amendment. Section 3.14 of the IRA is hereby deleted in its entirety and replaced with the following:

“Additional Parties. Persons who become ‘Purchasers’ of the Company’s Series B Preferred Stock after the effective date of this Agreement pursuant to and in accordance with (a) the Purchase Agreement, (b) the Series B Preferred Stock Purchase Agreement, dated as of February 8, 2006 by and among the Company and the Purchasers (as defined therein), or (c) the Series B Preferred Stock Purchase Agreement, dated as of December 19, 2007 by and among the Company and the Purchasers (as defined therein), and who execute signature pages to this Agreement or any amendment of this Agreement shall become parties hereto, and no consent or waiver of any other party hereto, other than the Company, shall be required to add any such additional party.”

2. ROFR Amendment. Section 4.8 of the ROFR Agreement is hereby deleted in its entirety and replaced with the following:

“Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of Series B Preferred Stock, pursuant to (a) the Purchase Agreement, (b) the Series B Preferred Stock Purchase Agreement, dated as of February 8, 2006, by and among the Company and the Purchasers (as defined therein), or (c) the Series B Preferred Stock Purchase Agreement, dated as of December 19, 2007, by and among the Company and the Purchasers (as defined therein), any purchaser of such shares shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement or any amendment of this Agreement and shall be deemed an ‘Investor’ hereunder.”

3. Voting Agreement Amendment. Section 4.8 of the Voting Agreement is hereby deleted in its entirety and replaced with the following:

“Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of Series B Preferred Stock, pursuant to (a) the Purchase Agreement, (b) the Series B Preferred Stock Purchase Agreement, dated as of February 8, 2006, by and among the Company and the Purchasers (as defined therein), or (c) the Series B Preferred Stock Purchase Agreement, dated as of December 19, 2007, by and among the Company and the Purchasers (as defined therein), any purchaser of such shares shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement or any amendment of this Agreement and shall be deemed an ‘Investor’ hereunder.”

4. Merger. Except as expressly amended above, the IRA, the ROFR Agreement and the Voting Agreement shall remain in full force and effect.

5. Counterparts. This Second Omnibus Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

6. Governing Law. This Second Omnibus Amendment shall be construed and interpreted in accordance with and be governed by the laws of the State of California without giving effect to any conflict of laws principles that would result in the application of the laws of any state other than the State of California.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Second Omnibus Amendment effective as of the day and year first above written.

BAYHILL THERAPEUTICS, INC.
a Delaware corporation

		By:	/s/ Mark W. Schwartz
		Name:	Mark W. Schwartz
		Title:	President and Chief Executive Officer

MAJOR COMMON HOLDERS:

LAWRENCE STEINMAN, MD		WILLIAM H. ROBINSON, MD, PHD

By:	/s/ Lawrence Steinman, MD	By:	/s/ William H. Robinson, MD, PhD

PAUL J. UTZ, MD		HIDEKI GARREN, MD, PHD

By:	Paul J. Utz, MD	By:	Hideki Garren, MD, PhD

MARTIN H. GOLDSTEIN

By:

PREFERRED STOCKHOLDERS:

LATTERELL VENTURE PARTNERS, L.P.

By:	Latterell Capital Management, L.L.C., its general partner

	By:	/s/ Patrick F. Latterell
Patrick F. Latterell, Managing Member

LATTERELL VENTURE PARTNERS II, L.P.

By:	Latterell Capital Management II, L.L.C., its general partner

	By:	/s/ Patrick F. Latterell
Patrick F. Latterell, Managing Member

PREFERRED STOCKHOLDERS:

U.S. Venture Partners VIII, L.P.
USVP VIII Affiliates Fund, L.P.
USVP Entrepreneur Partners VIII-A, L.P.
USVP Entrepreneur Partners VIII-B, L.P.
By Presidio Management Group VIII, L.L.C.
The General Partner of Each

By:	/s/ Michael P. Maher
Michael P. Maher, Attorney-In-Fact

Address:
2735 Sand Hill Road
Menlo Park CA 94025
Facsimile No.: (650) 854-3018
Attn: Chief Financial Officer
Email: deals@usvp.com

PREFERRED STOCKHOLDERS:

Morgenthaler Partners VII, L.P.

By:	Morgenthaler Management Partners VII, LLC,
Its Managing Partner

By:	/s/ James Broderick
Name:	James Broderick
Title:	Member

PREFERRED STOCKHOLDERS:

VERTICAL FUND I, L.P.

By:	The Vertical Group, L.P., General Partner

By:	/s/ Stephen D. Baksa
Stephen D. Baksa, General Partner

VERTICAL FUND II, L.P.

By:	The Vertical Group, L.P., General Partner

By:	/s/ Stephen D. Baksa
Stephen D. Baksa, General Partner

PREFERRED STOCKHOLDERS:

CMEA VENTURES LIFE SCIENCES 2000, L.P.

By:	/s/ David J. Collier, MD
Name:	David J. Collier, MD
Title:	General Partner, CMEA Ventures LS Management 2000, L.P., the General Partner of CMEA Ventures Life Sciences 2000, L.P.

CMEA VENTURES LIFE SCIENCES 2000, CIVIL LAW PARTNERSHIP

By:	/s/ David J. Collier, MD
Name:	David J. Collier, MD
Title:	General Partner, CMEA Ventures LS Management 2000, L.P., the Managing Partner of CMEA Ventures Life Sciences 2000, Civil Law Partnership

PREFERRED STOCKHOLDERS:

THE MENDELSON FAMILY TRUST

By:	/s/ Alan C. Mendelson
Name:	Alan C. Mendelson

VP COMPANY INVESTMENTS 2008, LLC

By:	/s/ Alan C. Mendelson
Name:	Alan C. Mendelson
Title:	Managing Member

PREFERRED STOCKHOLDERS:

LILLY VENTURES
Eli Lilly and Company

By:	/s/ Darren J. Carroll
Name:	Darren J. Carroll
Title:	Executive Director

PREFERRED STOCKHOLDERS:

DE NOVO VENTURES II, L.P.

By:	De Novo Management II, L.L.C., Its General Partner

	By:	/s/ Cathy Minshall
Cathy Minshall, Chief Financial Officer

PREFERRED STOCKHOLDERS:

A. M. PAPPAS LIFE SCIENCE VENTURES II, LP

By:	AMP&A Management II, LLC, its General Partner

	By:	/s/ Ford S. Worthy
Ford S. Worthy, Partner

PREFERRED STOCKHOLDERS:

MONTREUX EQUITY PARTNERS II SBIC, L.P.

By:	Montreux Equity Management II, LLC,
its General Partner

	By:	/s/ Daniel K. Turner, III
Daniel K. Turner, III
Managing Member

MONTREUX EQUITY PARTNERS III SBIC, L.P.

By:	Montreux Equity Management III, LLC,
its General Partner

	By:	/s/ Daniel K. Turner, III
Daniel K. Turner, III
Managing Member

PREFERRED STOCKHOLDERS:

BOSTON LIFE SCIENCE VENTURE CORPORATION

By:	Peter T. K. Wu
Name:	Peter T. K. Wu
Title:	Chairman

PREFERRED STOCKHOLDERS:

GRAND CATHAY VENTURE CAPITAL II CO., LTD.

By:	/s/ Edward Chang
Name:	Edward Chang
Title:	President

GRAND CATHAY VENTURE CAPITAL III CO., LTD.

By:	/s/ Edward Chang
Name:	Edward Chang
Title:	President

PRUDENCE VENTURE INVESTMENT CORP.

By:	/s/ Jessica Wu
Name:	Jessica Wu
Title:	President

PREFERRED STOCKHOLDERS:

PAC-LINK BIO VENTURE CAPITAL INVESTMENT CORP.

By:	/s/ Hsu Shan-Ko
Name:	Hsu Shan-Ko
Title:	Chairman

PREFERRED STOCKHOLDERS:

PHARMABIO DEVELOPMENT, INC.

By:	/s/ Kerry E. Zook
Name:	Kerry E. Zook
Title:	VP & General Counsel

KOENIG FAMILY REVOCABLE TRUST DATED JUNE 1, 2004

By:	/s/ Robert A. King
Name:	Robert A. King
Title:	Trustee

EMINENT VENTURE CAPITAL CORPORATION

By:	/s/ Jyan-Ming Yang
Jyan-Ming Yang
President

OMNIBUS AMENDMENT

This Omnibus Amendment, dated as of February 8, 2006 (this “Omnibus Amendment”) amends (i) that certain Amended and Restated Investor Rights Agreement, dated October 4, 2004, by and among Bayhill Therapeutics, Inc., a Delaware corporation (the “Company”) and the Investors (as defined therein) (“the “IRA”), (ii) that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated October 4, 2004, by and among the Company, the Investors (as defined therein) and the Major Common Holders (as defined therein) (the “ROFR Agreement”) and (iii) that certain Amended and Restated Voting Agreement, dated October 4, 2004, by and among the Company, the Investors (as defined therein) and the Major Common Holders (as defined therein) (the “Voting Agreement”).

RECITALS

WHEREAS: The Company, the Investors and the Major Common Holders wish to amend the IRA, the ROFR Agreement and the Voting Agreement to permit certain additional purchasers of the Company’s Series B Preferred Stock pursuant to that certain Series B Preferred Stock Purchase Agreement, dated as of the date hereof, by and among the Company and the Purchasers (as defined therein), to become parties to the IRA, the ROFR Agreement and the Voting Agreement.

WHEREAS: Section 3.4 of the IRA provides that the IRA may be amended with the written consent of the Company and holders of a majority of the outstanding Registrable Securities (as defined therein) (the “IRA Amendment Threshold”);

WHEREAS: Section 4.2 of the ROFR Agreement provides that the ROFR Agreement may be amended with the written consent of the Company, holders of a majority of the Common Stock (as defined therein) issued or issuable upon conversion of the Preferred Stock (as defined therein) and holders of a majority of the Major Common Holders’ Shares (as defined therein) (the “ROFR Agreement Amendment Threshold”);

WHEREAS: Section 4.2 of the Voting Agreement provides that the Voting Agreement may be amended with the written consent of the Company, the Major Common Holders holding a majority of shares of Common Stock held by such Major Common Holders, and Investors holding a majority of the outstanding shares of Preferred Stock held by all Investors (the “Voting Agreement Amendment Threshold”); and

WHEREAS: The undersigned meet each of the IRA Amendment Threshold, the ROFR Agreement Amendment Threshold and the Voting Agreement Amendment Threshold.

NOW, THEREFORE: In consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. IRA Amendment. Section 3.14 of the IRA is hereby deleted in its entirety and replaced with the following:

“Additional Parties. Persons who become ‘Purchasers’ of the Company’s Series B Preferred Stock after the effective date of this Agreement pursuant to and in accordance with the Purchase Agreement or the Series B Preferred Stock Purchase Agreement, dated as of February 8, 2006 by and among the Company and the Purchasers (as defined therein), and who execute signature pages to this Agreement or any amendment of this Agreement shall become parties hereto, and no consent or waiver of any other party hereto, other than the Company, shall be required to add any such additional party.”

2. ROFR Amendment. Section 4.8 of the ROFR Agreement is hereby deleted in its entirety and replaced with the following:

“Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of Series B Preferred Stock, pursuant to the Purchase Agreement or the Series B Preferred Stock Purchase Agreement, dated as of February 8, 2006, by and among the Company and the Purchasers (as defined therein), any purchaser of such shares shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement or any amendment of this Agreement and shall be deemed an ‘Investor’ hereunder.”

3. Voting Agreement Amendment. Section 4.8 of the Voting Agreement is hereby deleted in its entirety and replaced with the following:

“Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of Series B Preferred Stock, pursuant to the Purchase Agreement or the Series B Preferred Stock Purchase Agreement, dated as of February 8, 2006, by and among the Company and the Purchasers (as defined therein), any purchaser of such shares shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement or any amendment of this Agreement and shall be deemed an ‘Investor’ hereunder.”

4. Merger. Except as expressly amended above, the IRA, the ROFR Agreement and the Voting Agreement shall remain in full force and effect.

5. Counterparts. This Omnibus Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

6. Governing Law. This Omnibus Amendment shall be construed and interpreted in accordance with and be governed by the laws of the State of California without giving effect to any conflict of laws principles that would result in the application of the laws of any state other than the State of California.

[Signature Pages Follow]

BAYHILL THERAPEUTICS, INC.
a Delaware corporation

		By:	/s/ Mark W. Schwartz
		Name:	Mark W. Schwartz
		Title:	Chief Executive Officer and President

MAJOR COMMON HOLDERS:

LAWRENCE STEINMAN, MD		WILLIAM H. ROBINSON, MD, PHD

By:	/s/ Lawrence Steinman, MD	By:	/s/ William H. Robinson, MD, PhD

PAUL J. UTZ, MD		HIDEKI GARREN, MD, PHD

By:	/s/ Paul J. Utz, MD	By:	/s/ Hideki Garrent, MD, PhD

MARTIN H. GOLDSTEIN

By:	/s/ Martin H. Goldstein

PREFERRED STOCKHOLDERS:

LATTERELL VENTURE PARTNERS, L.P.

By:	Latterell Capital Management, L.L.C., its general partner

	By:	/s/ Patrick F. Latterell
Patrick F. Latterell, Managing Member

LATTERELL VENTURE PARTNERS II, L.P.

By:	Latterell Capital Management II, L.L.C., its general partner

	By:	/s/ Patrick F. Latterell
Patrick F. Latterell, Managing Member

PREFERRED STOCKHOLDERS:

U.S. Venture Partners VIII, L.P.
USVP VIII Affiliates Fund, L.P.
USVP Entrepreneur Partners VIII-A, L.P.
USVP Entrepreneur Partners VIII-B, L.P.
By Presidio Management Group VIII, L.L.C.
The General Partner of Each

By:	/s/ Michael P. Maher
Michael P. Maher/Attorney-In-Fact

PREFERRED STOCKHOLDERS:

MORGENTHALER PARTNERS VII, L.P.

By:	/s/ James Broderick, MD
Name:	James Broderick, MD
Title:	General Partner

PREFERRED STOCKHOLDERS:

VERTICAL FUND I, L.P.

By:	The Vertical Group, L.P., General Partner

By:	/s/ John Runnells
John Runnells, General Partner

VERTICAL FUND II, L.P.

By:	The Vertical Group, L.P., General Partner

By:	/s/ John Runnells
John Runnells, General Partner

PREFERRED STOCKHOLDERS:

CMEA VENTURES LIFE SCIENCES 2000, L.P.

By:	/s/ David J. Collier, MD
Name:	David J. Collier, MD
Title:	General Partner, CMEA Ventures LS Management 2000, L.P., the General Partner of CMEA Ventures Life Sciences 2000, L.P.

CMEA VENTURES LIFE SCIENCES 2000, CIVIL LAW PARTNERSHIP

By:	/s/ David J. Collier, MD
Name:	David J. Collier, MD
Title:	General Partner, CMEA Ventures LS Management 2000, L.P., the Managing Partner of CMEA Ventures Life Sciences 2000, Civil Law Partnership

PREFERRED STOCKHOLDERS:

THE MENDELSON FAMILY TRUST

By:	/s/ Alan C. Mendelson
Name:	Alan C. Mendelson

LATHAM & WATKINS LLP

By:	/s/ Alan C. Mendelson
Name:	Alan C. Mendelson
Title:	Senior Partner

PREFERRED STOCKHOLDERS:

LILLY VENTURES
Eli Lilly and Company

By:	/s/ Darren J. Carroll
Name:	Darren J. Carroll
Title:	Sr. Managing Director, Lilly Ventures

PREFERRED STOCKHOLDERS:

DE NOVO VENTURES II, L.P.

By:	De Novo Management II, L.L.C., Its General Partner

	By:	/s/ Fred Dotzler by CM
Fred Dotzler, Managing Director

PREFERRED STOCKHOLDERS:

A. M. PAPPAS LIFE SCIENCE VENTURES II, LP

By:	AMP&A Management II, LLC, its General Partner

	By:	/s/ Ford S. Worthy
Ford S. Worthy, Partner

PREFERRED STOCKHOLDERS:

MONTREUX EQUITY PARTNERS II SBIC, L.P.

By:	Montreux Equity Management II, LLC,
its General Partner

	By:	/s/ Daniel K. Turner
Daniel K. Turner, III
Managing Member

MONTREUX EQUITY PARTNERS III SBIC, L.P.

By:	Montreux Equity Management III, LLC,
its General Partner

	By:	/s/ Daniel K. Turner
Daniel K. Turner, III
Managing Member

PREFERRED STOCKHOLDERS:

BOSTON LIFE SCIENCE VENTURE CORPORATION

By:	/s/ Kenneth C. M. Lo
Name:	Kenneth C. M. Lo
Title:	Chairman

PREFERRED STOCKHOLDERS:

GRAND CATHAY VENTURE CAPITAL CO., LTD.

By:	/s/ Edward Chang
Name:	Edward Chang
Title:	President

PRUDENCE VENTURE INVESTMENT CORP.

By:	/s/ Jessica Wu
Name:	Jessica Wu
Title:	President

PREFERRED STOCKHOLDERS:

PACLINK BIO VENTURE CAPITAL INVESTMENT CORP.

By:	/s/ Allen Hsu
Name:	Allen Hsu
Title:	Chairman

PREFERRED STOCKHOLDERS:

PHARMABIO DEVELOPMENT, INC.

By:	/s/ Tom Perkins
Name:	Tom Perkins
Title:	Senior Vice President

BAYHILL THERAPEUTICS, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Amended and Restated Investor Rights Agreement (this “Agreement”) is made as of October 4, 2004, by and among Bayhill Therapeutics, Inc., a Delaware corporation (the “Company”), and the investors listed on Exhibit A hereto (each an “Investor”).

RECITALS

The Company and certain of the Investors have entered into a Series B Preferred Stock Purchase Agreement, of even date herewith (the “Purchase Agreement”), pursuant to which the Company desires to sell to the Investors and the Investors desire to purchase from the Company shares of the Company’s Series B Preferred Stock. A condition to the Investors’ obligations under the Purchase Agreement is that the Company and the Investors enter into this Agreement in order to provide the Investors with (i) certain rights to register shares of the Company’s Common Stock issuable upon conversion of the Series B Preferred Stock held by the Investors, (ii) certain rights to receive or inspect information pertaining to the Company, and (iii) a right of first offer with respect to certain issuances by the Company of its securities. The Company desires to induce the Investors to purchase shares of Series B Preferred Stock pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.

The Company had previously entered into that certain Investor Rights Agreement dated April 24, 2002, among the Company and certain Investors (the “Prior Agreement”). The parties to the Prior Agreement want to amend and restate the Prior Agreement in its entirety, and to accept the rights and restrictions created in this Agreement in lieu of the rights and restrictions contained in the Prior Agreement. Section 3.4 of the Prior Agreement vested the authority to amend the Prior Agreement in the Company and the holders of a majority of the Registrable Securities (as defined in the Prior Agreement) and provided that any such amendment would be binding upon all parties to the Prior Agreement. The holders of a majority of the Registrable Securities (as defined in the Prior Agreement) are entering into this Agreement, making this Agreement binding upon all of the parties to the Prior Agreement.

AGREEMENT

The parties agree as follows:

1.	Definitions; Registration Rights.

1.1 Definitions. For purposes of this Agreement:

(a) “Board” means the Board of Directors of the Company, as the same shall be constituted from time to time.

(b) “Common Stock” means the Common Stock of the Company.

(c) “Exempt Registration” means a registration statement relating to the sale of securities by the Company pursuant to a stock option, stock purchase or similar benefit plan or an SEC Rule 145 transaction or any other registration statement that would not customarily provide for the sale of secondary equity shares for cash.

(d) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that is intended to be used as a short form for the registration of distributions of secondary shares.

(e) “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 of this Agreement.

(f) “Major Investor” means any Holder of at least 1,000,000 shares of Registrable Securities (as appropriately adjusted for stock splits and the like).

(g) “person” means any individual, corporation, partnership, limited liability company, trust, business, association or government or political subdivision thereof, governmental agency or other entity.

(h) “Qualified IPO” means a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the “Securities Act”) other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Company, at a public offering price equal to or exceeding $3.00 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and which results in aggregate cash proceeds to the Company in excess of $35,000,000 (net of underwriting discounts and commissions).

(i) “Preferred Stock” means the Series A Preferred Stock of the Company and the Series B Preferred Stock of the Company.

(j) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

(k) The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Preferred Stock, and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in clause (i) and this clause (ii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a Holder in a transaction in which its rights under this Agreement are not assigned. Notwithstanding the foregoing, securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

(l) The number of shares of “Registrable Securities then outstanding” shall equal the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

(m) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 1.3, 1.4, and 1.5 hereof, including, without limitation, all registration, qualification, listing and filing fees, printing expenses, accounting fees, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of one counsel for the selling Holders selected by Holders selling a majority of the subject Registrable Securities with the approval of the Company, which approval shall not be unreasonably withheld, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), but shall not include Selling Expenses or fees and disbursements of counsel for the selling Holders in excess of $20,000.

(n) “SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(o) “Securities Act” means the Securities Act of 1933, as amended (the “Securities Act”).

(p) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for any Holder, other than the fees and disbursements of one counsel for all of the Holders registering securities in any given registration as provided in the definition of “Registration Expenses” above.

1.2 Request for Registration.

(a) Initiation. If the Company shall receive at any time after the earlier of (i) October 4, 2008, or (ii) 180 days after the effective date of the first registration statement of the Company pertaining to its Common Stock (other than an Exempt Registration), a written request from the Holders of at least twenty percent (20%) of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least seven million five hundred thousand dollars ($7,500,000.00), then the Company shall, within 10 days of the receipt thereof, give notice of such request to all other Holders and shall, subject to the limitations of subsection 1.2(b), use its reasonable best efforts to effect as soon as practicable the registration under the Securities Act of all Registrable Securities which the Initiating Holders request to be registered, together with any Registrable Securities of any Holder joining in such request as are specified in a notice given by any such Holder to the Company within 20 days after receipt of the Company’s notice.

(b) Underwritten Offering. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). The right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company as provided in Section 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders, including the Initiating Holders, in proportion (rounded to the nearest 100 shares) to the amount of Registrable Securities of the Company then owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. For purposes of the preceding apportionment, for any participating Holder that is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, members, retired partners or retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all Persons included in such “selling stockholder,” as defined in this sentence.

(c) Company Deferral. If the Company shall furnish to the Initiating Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12-month period.

(d) Maximum Number of Registrations. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2 after the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective and the securities offered pursuant to such registrations have been sold.

(e) Lockout Period. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2 during the period starting with the date 60 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration subject to Section 1.3 hereof; provided that if said registration statement is not yet effective, the Company shall be actively employing in good faith all reasonable efforts to cause such registration statement to be filed and to become effective.

1.3 Company Registration.

(a) Initiation. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock in connection with the public offering of such securities solely for cash (other than an Exempt Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the written request of each Holder given within 20 days after receipt by such Holder of the Company’s notice, the Company shall, subject to the provisions of Section 1.3(b), cause to be registered all of the Registrable Securities that each such Holder has requested to be registered.

(b) Underwritten Offering. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3(a) to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata (to the nearest 100 shares) among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case, the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included. For purposes of the preceding apportionment, for any participating Holder that is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, members, retired partners or members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all Persons included in such “selling stockholder,” as defined in this sentence.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration.

1.4 Form S-3 Registration.

(a) Initiation. If the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will promptly give written notice of the proposed registration to all other Holders and as soon as practicable, effect such registration of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such notice from the Company.

(b) Limitations. Notwithstanding Section 1.4(a), the Company shall not be obligated to effect any such registration pursuant to this Section 1.4 (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled for inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating either (A) that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, or (B) that the underwriters have requested that the Company defer the filing of the Form S-3 following the effective date of a registration statement subject to Section 1.3, and, in either such event, the Company shall have the right to defer the filing of the Form S-3 for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any 12-month period; (iv) if the Company has, within the 12-month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.4.

(c) S-3’s not Demands. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Section 1.2.

(d) Underwritten Offerings. The substantive provisions of Section 1.2(b) shall apply to the registration if it relates to an underwritten offering.

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, in the instances of a registration initiated pursuant to Section 1.2 or 1.4, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of such Registrable Securities.

(d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with the managing underwriter of such offering in usual and customary form and consistent with the other provisions of this Agreement. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Promptly notify each Holder of Registrable Securities covered by the registration statement at any time when the Company becomes aware of the happening of any event as a result of which the registration statement or the prospectus included in such registration statement or any supplement to the prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the registration statement or the prospectus in order to comply with the Securities Act, whereupon, in either case, each Holder shall immediately cease to use such registration statement or prospectus for any purpose and, as promptly as practicable thereafter, the Company shall prepare and file with the SEC, and furnish without charge to the appropriate Holders and managing underwriters, if any, a supplement or amendment to such registration statement or prospectus which will correct such statement or omission or effect such compliance and such copies thereof as the Holders and any underwriters may reasonably request.

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or over-the-counter market on which similar securities issued by the Company are then listed, if applicable.

(h) Provide a transfer agent and registrar for such Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Use its reasonable best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities (to the extent the then applicable standards of professional conduct permit said letter to be addressed to the Holders).

1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to a specific registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b), whichever is applicable.

1.7 Expenses of Registration.

(a) Demand and S-3 Registration. All Registration Expenses incurred in connection with registrations initiated pursuant to Section 1.2 and 1.4 shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses on a pro rata basis), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 or one S-3 registration pursuant to Section 1.4, as applicable; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 and 1.4, as applicable. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered.

(b) Company Registration. All Registration Expenses incurred in connection with registrations initiated pursuant to Section 1.3 shall be borne by the Company.

1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) Indemnification by the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Company Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Company Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b) Indemnification by the Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Holder Violation”): any (i) untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this Section 1.9(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c) Procedures. Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Section 1.9 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying party (which consent shall not be unreasonably withheld).

(d) Contribution. If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Section 1.9(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Survival. The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to use Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its equity securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents as may be required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies),

(ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.11 Assignment of Registration Rights. The rights to cause the Company to register securities granted Holders under Sections 1.2, 1.3 and 1.4 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder; provided that (a) such transfer may otherwise be effected in accordance with applicable securities laws and restrictions on transfer agreed upon by the Holder and the Company (including those set forth in the Purchase Agreement), (b) written notice of such assignment is given to the Company, (c) such transferee or assignee (i) is a wholly-owned subsidiary or constituent partner, retired partner, member, retired member or shareholder of such Holder, or (ii) is a spouse, ancestor or descendant or (iii) is a trust for the benefit of such Holder or any spouse, ancestor or descendant of such Holder, or (iv) acquires from such Holder at least 100,000 Registrable Securities (as appropriately adjusted for stock splits and the like), (d) such transferee or assignee agrees to be bound by all provisions of this Agreement, and (e) such transferee is not an actual or potential competitor of the Company, as determined in good faith by the Board. Notwithstanding the foregoing all assignees and transferees of a Holder who acquire less than 100,000 Registrable Securities (as appropriately adjusted for stock splits and the like) from such Holder shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

1.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in Section 1.2(a) or within 180 days after the effective date of any registration effected pursuant to Section 1.2.

1.13 Market-Standoff Agreement.

(a) Market-Standoff Period; Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than any disposed of in the registration and those acquired by the Holder in the registration or thereafter in open market transactions) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.

(b) Limitations. The obligations described in Section 1.13(a) shall apply only if all executive officers and directors of the Company, all holders of at least one percent (1%) of the Company’s then outstanding securities (calculated on a fully diluted basis) enter into similar agreements. If the Company or the underwriter of any public offering of the Company’s securities waive or terminate any standoff or lockup restrictions imposed on any holder of securities of the Company, then such waiver or termination shall be granted to all Holders subject to standoff or lockup restrictions pro rata based on the number of shares of Common Stock beneficially held by such holder and the Holders. From and after the date of this Agreement, the Company shall use its best efforts to ensure that all holders of capital stock of the Company agree to be bound by terms substantially similar to those set forth in this Section 1.13.

(c) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.13(a)).

(d) Transferees Bound. Each Holder agrees that, prior to the Company’s initial public offering, it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.13.

(e) Legend. Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 1.13):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

1.14 Termination of Registration Rights. No Holder shall be entitled to exercise any registration right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of a Qualified IPO, or (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a 90-day period without registration, without reference to Rule 144(k).

2.	Covenants of the Company.

2.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor (other than a Holder reasonably deemed by the Company to be a competitor of the Company):

(a) as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied, and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a balance sheet of the Company as of the end of such quarterly period, and consolidated statements of income and cash flows of the Company for such quarterly period, prepared in accordance with GAAP consistently applied, except such financial statements need not contain the notes required by GAAP;

(c) as soon as practicable, but in any event within twenty (20) days of the end of each month, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail, and compared against the business plan for the Company with respect to such month;

(d) as soon as practicable, but in any event thirty (30) days prior to the beginning of each fiscal year, a budget and business plan for such fiscal year, prepared on a monthly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(e) a summary capitalization table including all share, option and warrant holders within twenty (20) days of the end of each calendar quarter; and

(f) with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board determines that it is in the best interest of the Company to do so.

2.2 Inspection. The Company shall permit each Major Investor (except for a Holder reasonably deemed by the Company to be a competitor of the Company), at such Holder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners, members or affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b) Within 20 days after receipt of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Major Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all outstanding convertible or exercisable securities). The Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (each, a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to elect to purchase or obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all outstanding convertible or exercisable securities).

(c) The Company may, during the 90-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The term “Shares” shall not include (i) up to 5,949,052 shares of Common Stock issuable or issued to employees or consultants rendering services to the Company or directors (in each case, if in a transaction with primarily non-financing purposes and primarily for the purpose of retaining their services for the Company) of this Company pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Company and the Compensation Committee thereof, if applicable; (ii) shares of Common Stock issued or issuable in connection with bona fide acquisitions, mergers, technology licenses or purchases, corporate partnering agreements or similar transactions, the terms of which are approved by the Board of Directors of the Company; (iii) shares of Common Stock issued or issuable (A) in a public offering in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock or (B) upon exercise of warrants or rights granted to underwriters in connection with such a public offering; (iv) shares of Common Stock issued or issuable to financial institutions, landlords or lessors in connection with commercial credit agreements, real estate transactions, equipment financings or similar transactions, the terms of which are approved by the Board of Directors of the Company; or (v) upon conversion of shares of Preferred Stock outstanding on the date of this Agreement or upon exercise of warrants outstanding on the date of this Agreement.

2.4 Qualified Small Business Stock Status. If the Company proposes to take an action or engage in a transaction that would reasonably be expected to result in the shares sold to the Investors pursuant to the Purchase Agreement no longer being “qualified small business stock” within the meaning of Section 1202(c) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company shall notify the Investors and consult in good faith to devise a mutually agreeable and reasonable alternative course of action or transaction structure that would preserve such status. In addition, the Company shall submit to the Investors and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and any related Treasury Regulations. In addition, within ten days after any Investor has delivered to the Company a written request therefor, the Company shall deliver to such Investor a written statement informing the Investor whether, in the Company’s good-faith judgment after a reasonable investigation, such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code. The Company’s obligation to furnish a written statement pursuant to this Section 2.4 shall continue notwithstanding the fact that a class of the Company’s stock may be traded on an established securities market.

2.5 Board Approval of Compensation Plan and Employment Contracts. The Company’s compensation plan shall be subject to the annual approval by a majority of the members of the Board of Directors. The Company shall not enter into any employment contract after the date of this Agreement without the consent of a majority of the members of the Board of Directors.

2.6 Proprietary Information and Inventions; Consulting Agreements. The Company shall require all officers and employees of the Company to enter into agreements in the Company’s standard form (which form shall be reasonably acceptable to the Company and the Investors) providing for the protection of proprietary information and assignment of inventions. The Company shall require each consultant to the Company to execute a consulting agreement in the Company’s standard form (which form shall be reasonably acceptable to the Company and the Investors).

2.7 Stock Vesting. Unless otherwise approved by the Board of Directors, all common stock, stock options and other stock equivalents granted or issued after the date of this Agreement to employees pursuant to the Company’s 2002 Stock Option Plan shall vest as follows: 20% at the end of the first 12 consecutive months of full-time employment, and monthly thereafter at a rate of 1.66667% per month.

2.8 Compensation Committee. The Company shall, as soon as reasonably practical following the date hereof and in no event later than sixty (60) days following the date hereof, form, and thereafter maintain, a compensation committee of the Board of Directors. The compensation committee shall consist of three (3) members, at least one of whom shall be a director designated to the Board of Directors by De Novo Ventures, who shall initially be Fred Dotzler.

2.9 Termination of Covenants.

(a) The covenants set forth in Sections 2.1 through Section 2.8 shall terminate as to each Holder and be of no further force or effect immediately prior to the consummation of a Qualified IPO or a Change of Control (as defined below).

(b) The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.5(a) above.

(c) A “Change of Control” occurs upon consummation of a transaction or series of related transactions resulting in (i) a sale or transfer of all or substantially all of the Company’s assets; (ii) any person, “group” (as such term is used in Section 13(d)(3) of the Exchange Act) or entity becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the total voting power of the Company’s then outstanding securities; (iii) any merger with, acquisition of, consolidation with or other similar transaction involving the Company, provided, however, that any merger with, acquisition of, consolidation with or other similar transaction involving the Company, in which the stockholders of the Company existing immediately before such merger, acquisition or consolidation then own more than fifty percent (50%) of total voting power of the resulting entity’s then outstanding securities after giving effect to such merger, acquisition, consolidation or other similar transaction, shall not constitute a Change of Control, and provided further that such a transaction effected solely to change the Company’s state of incorporation shall not constitute a Change of Control; or (iv) a liquidation, dissolution or winding up of the Company.

(d) The Company shall reimburse the Investors for reasonable attorneys’ fees and expenses incurred by the Investors for having one legal counsel advise the Investors collectively in connection with a proposed Change of Control that is approved by the Company’s Board. The Company’s obligation under this Section 2.9(d) shall terminate upon the first consummation of a Change of Control and the reimbursement of such reasonable attorneys’ fees and expenses incurred by the Investors.

3.	Miscellaneous.

3.1 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing among any of the parties hereto are expressly canceled.

3.2 Recapitalizations, Etc.. The provisions of this Agreement (including any calculation of share ownership) shall apply, to the full extent set forth herein with respect to the Registrable Securities and to the Common Stock, to any and all shares of capital stock of the

Company or any capital stock, partnership or member units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of the Common Stock by reason of any stock dividend, split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

3.3 Successors and Assigns. Except as otherwise provided in this Agreement, and subject to the restriction on transfer set forth in the Purchase Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.4 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. The Investors and their successors and assigns acknowledge that by operation of this Section 3.4, the holders of a majority of the then outstanding Registrable Securities, when acting together with the Company, will have the right and power to diminish or eliminate any rights or increase any or all obligations under this Agreement.

3.5 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or confirmed fax, or if mailed to a domestic address, 72 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or on Exhibit A hereto or as subsequently modified by written notice.

3.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

3.7 Delays or Omissions; Remedies Cumulative. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.8 Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.9 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

3.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.11 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.12 Aggregation of Stock. All shares of Company stock held or acquired by affiliated Persons (including former and current partners, former and current members and former and current stockholders) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.13 Confidentiality. Each Holder agrees that, except with the prior written permission of the applicable party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the Company or any other party to which such Holder has been or shall become privy by reason of this Agreement (including Sections 2.1 and 2.2 hereof). The provisions of this Section 3.13 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby. Notwithstanding the foregoing, any Holder may disclose any such information which otherwise is generally available to the public or which it is required to disclose to any governmental, administrative or regulatory authority, agency, department or body pursuant to any law, regulation, subpoena or judicial process, and any Holder may disclose such proprietary or confidential information to any former, current or prospective partner, limited partner, general partner or management company of such Holder (or any employee or representative of any of the foregoing) (each of the foregoing persons, a “Permitted Disclosee”) or legal counsel, accountants or representatives for such Holder or Permitted Disclosee, so long as such Permitted Disclosees are subject to equivalent confidentiality obligations.

3.14 Additional Parties. Persons who become “Purchasers” of the Company’s Series B Preferred Stock after the effective date of this Agreement pursuant to and in accordance with the Purchase Agreement and who execute signature pages to this Agreement shall become parties hereto, and no consent or waiver of any other party hereto, other than the Company, shall be required to add any such additional party.

3.15 Termination of Prior Agreement. The Prior Agreement is hereby terminated in its entirety and restated herein. Such termination and restatement is effective upon execution of this Agreement by the Company and the holders of at least a majority of the Registrable Securities (as defined in the Prior Agreement), pursuant to Section 3.4 thereof. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and terminated in their entirety and shall have no further force or effect.

[SIGNATURE PAGE FOLLOWS]

The parties have executed this Amended and Restated Investor’s Rights Agreement as of the date first above written.

BAYHILL THERAPEUTICS, INC.

By:	/s/ Mark W. Schwartz
Name:	Mark W. Schwartz
Title:	President and CEO

LATTERELL VENTURE PARTNERS, L.P.

By:	Latterell Capital Management, L.L.C., its general partner

	By:	/s/ Patrick F. Latterell
Patrick F. Latterell, Managing Member

LATTERELL VENTURE PARTNERS II, L.P.

By:	Latterell Capital Management II, L.L.C., its general partner

	By:	/s/ Patrick F. Latterell
Patrick F. Latterell, Managing Member

U.S. Venture Partners VIII, L.P.
USVP VIII Affiliates Fund, L.P.
USVP Entrepreneur Partners VIII-A, L.P.
USVP Entrepreneur Partners VIII-B, L.P.
By Presidio Management Group VIII, L.L.C.
The General Partner of Each

By:	/s/ Michael P. Maher
Michael P. Maher/Attorney-In-Fact

MORGENTHALER PARTNERS VII, L.P.

By:	/s/ Robert C. Bellas, Jr.
Name:	Robert C. Bellas, Jr.
Title:	Managing Member

VERTICAL FUND I, L.P.

By:	The Vertical Group, L.P., General Partner

By:	/s/ Stephen D. Baksa
Stephen D. Baksa, General Partner

VERTICAL FUND II, L.P.

By:	The Vertical Group, L.P., General Partner

By:	/s/ Stephen D. Baksa
Stephen D. Baksa, General Partner

CMEA VENTURES LIFE SCIENCES 2000, L.P.

By:	/s/ David J. Collier, MD
Name:	David J. Collier, MD
Title:	General Partner

CMEA VENTURES LIFE SCIENCES 2000, CIVIL LAW PARTNERSHIP

By:	/s/ David J. Collier, MD
Name:	David J. Collier, MD
Title:	General Partner

THE MENDELSON FAMILY TRUST

By:		/s/ Alan C. Mendelson, Trustee
Name:		Alan C. Mendelson

LATHAM & WATKINS LLP

By:		/s/ Alan C. Mendelson
Name:		Alan C. Mendelson
Title:		Senior Partner

VP COMPANY INVESTMENTS 2004, LLC

By:		/s/ Alan C. Mendelson
Name:		Alan C. Mendelson
Title:		Managing Member

LILLY VENTURES
Eli Lilly and Company

By:		/s/ David Thompson
Name:		David Thompson
Title:		VP Corporate Strategy and Business Development

DE NOVO VENTURES II, L.P.

By:		De Novo Management II, L.L.C., Its General Partner

	By:	/s/ Fred Dotzler
Fred Dotzler, Managing Director

A. M. PAPPAS LIFE SCIENCE VENTURES II, LP

By:	AMP&A Management II, LLC, its General Partner

	By:	/s/ Ford S. Worthy
Ford S. Worthy, Partner

The parties have executed this Amended and Restated Investor’s Rights Agreement as of January 7, 2005.

MONTREUX EQUITY PARTNERS II SBIC, L.P.

By:	Montreux Equity Management II, LLC,
its General Partner

	By:	/s/ Daniel K. Turner, III
Daniel K. Turner, III
Managing Member

MONTREUX EQUITY PARTNERS III SBIC, L.P.

By:	Montreux Equity Management III, LLC,
its General Partner

	By:	/s/ Daniel K. Turner, III
Daniel K. Turner, III
Managing Member

The parties have executed this Amended and Restated Investor’s Rights Agreement as of February 3, 2005.

BOSTON LIFE SCIENCE VENTURE CORPORATION

By:	/s/ Kenneth C. M. Lo
Name:	Kenneth C. M. Lo
Title:	Chairman

GRAND CATHAY VENTURE CAPITAL CO., LTD.

By:	/s/ Edward Chang
Name:	Edward Chang
Title:	President

PRUDENCE VENTURE INVESTMENT CORP.

By:	/s/ Jessica Wu
Name:	Jessica Wu
Title:	President

The parties have executed this Amended and Restated Investor’s Rights Agreement as of April 15, 2005.

PACLINK BIO VENTURE CAPITAL INVESTMENT CORP.

By:	/s/ Hsu Shan-Ko
Name:	Hsu Shan-Ko
Title:	Chairman

QFINANCE INCORPORATED

By:	/s/ John Russell
Name:	John Russell
Title:	President

SCHEDULE A

INVESTORS

Name/Address/Fax No.	No. of Series A Shares	No. of Series B Shares
QFinance Incorporated 4709 Creekstone Drive Durham, NC 27703 Fax: (919) 998-7456		1,000,000

PacLink Bio Venture Capital Investment Corp. 14Fl., 2. Tun Hwa South Road, Sec.2, Taipei, Taiwan, R.O.C. Fax: 886-2-27552000		1,404,494

Prudence Venture Investment Corp. 3F., No. 245, Tun Hua S. Road, Sec. 1, Taipei 106, Taiwan Fax: 886-2-8773-3800		468,164

Grand Cathay Venture Capital Co., LTD. 3F., No. 245, Tun Hua S. Road, Sec. 1, Taipei 106, Taiwan Fax: 886-2-8773-3800		655,430

Boston Life Science Venture Corporation 5th Floor, No. 420, Fu-Hsin N. Road Taipei, Taiwan		1,000,000

Contact address: 2nd Floor, No. 97, Sung-Jen Road Taipei, Taiwan Fax: 866-2-8789-3567

Montreux Equity Partners II SBIC, L.P. 3000 Sand Hill Road, Bldg. 1 Suite 260 Menlo Park, CA 94025 Fax: (650) 234-1250		1,404,495

Montreux Equity Partners III SBIC, L.P. 3000 Sand Hill Road, Bldg. 1 Suite 260 Menlo Park, CA 94025 Fax: (650) 234-1250		1,404,494

A. M. Pappas Life Science Ventures II, LP 7030 Kit Creek Road P.O. Box 110287 Research Triangle Park, NC 27709 Fax: (919) 998-3301		2,340,823

Name/Address/Fax No.	No. of Series A Shares	No. of Series B Shares
De Novo Ventures II, L.P. ATTN: Fred Dotzler 1550 El Camino Real, Suite 150 Menlo Park, CA 94025 Fax: (650) 329-1315		5,617,978

Lilly Ventures Eli Lilly and Company Lilly Corporate Center DC 1088 Indianapolis, IN 46285 Fax: (317) 651-3051		4,681,648

U.S. Venture Partners VIII, L.P. ATTN: Michael P. Maher 2735 Sand Hill Road Menlo Park, CA 94025 Fax: 650-854-3018	4,893,503	4,581,931

USVP VIII Affiliates Fund, L.P. ATTN: Michael P. Maher 2735 Sand Hill Road Menlo Park, CA 94025 Fax: 650-854-3018	36,057	33,762

USVP Entrepreneur Partners VIII-A, L.P. ATTN: Michael P. Maher 2735 Sand Hill Road Menlo Park, CA 94025 Fax: 650-854-3018	45,844	42,925

USVP Entrepreneur Partners VIII-B, L.P. ATTN: Michael P. Maher 2735 Sand Hill Road Menlo Park, CA 94025 Fax: 650-854-3018	24,596	23,030

CMEA Ventures Life Sciences 2000, L.P. ATTN: David J. Collier, MD, General Partner One Embarcadero Center, Suite 3250 San Francisco, CA 94111 Fax: 415-352-1524	2,814,057	2,208,052

CMEA Ventures Life Sciences 2000, Civil Law Partnership ATTN: David J. Collier, MD, General Partner One Embarcadero Center, Suite 3250 San Francisco, CA 94111 Fax: 415-352-1524	185,943	132,772

Name/Address/Fax No.	No. of Series A Shares	No. of Series B Shares
Vertical Fund I, L.P. ATTN: John Runnells, General Partner 25 DeForest Avenue Summit, NJ 07901 Fax: 908-273-9434	796,400	696,957

Vertical Fund II, L.P. ATTN: John Runnells, General Partner 25 DeForest Avenue Summit, NJ 07901 Fax: 908-273-9434	203,600	239,373

Latterell Venture Partners, L.P. ATTN: Patrick Latterell Four Embarcadero Center, Suite 2500 San Francisco, CA 94111 Fax: 415-399-9879	500,000	468,165

Latterell Venture Partners II, L.P. ATTN: Patrick Latterell Four Embarcadero Center, Suite 2500 San Francisco, CA 94111 Fax: 415-399-9879	2,000,000	1,872,659

VP Company Investments 2004, LLC ATTN: Alan Mendelson 135 Commonwealth Drive Menlo Park, CA 94025 Fax: 650-463-2600	25,000	23,408

with a copy to

Latham & Watkins LLP National Administrative Office ATTN: Grant Johnson 520 South Grand Avenue, Suite 200 Los Angeles, CA 90071-2610 Fax: 213-891-7123

The Mendelson Family Trust ATTN: Alan C. Mendelson 76 De Bell Drive Atherton, CA 94027 Fax: 650-853-1345	25,000	23,408

Name/Address/Fax No.	No. of Series A Shares	No. of Series B Shares
Morgenthaler Partners VII, L.P. ATTN: James Broderick, M.D., General Partner 2710 Sand Hill Road, Suite 1000 Menlo Park, CA 94025 Fax: 650-388-7621	3,000,000	2,808,989

TOTAL	14,550,000	33,132,957